 Exhibit 10.13

To: Raiffeisen Bank International AG Beijing Branch
Re: Confirmation Letter of the Loan by Handan Hongri Metallurgy Co., Ltd.

Whereas:
(1) In accordance with the No. 20110628019980001 Loan Contract of RMB 180 million yuan (RMB 180,000,000 Yuan) and any agreement signed subsequently as supplement, changing, or modification, (hereinafter referred to as “the Loan Contract”) between Raiffeisen Bank International AG Beijing Branch (hereinafter referred to as “Your Bank”) and Handan Hongri Metallurgy Co., Ltd (hereinafter referred to as “Handan Hongri”) on June 28th, 2011, Your Bank agrees to provide a loan to the Handan Hongri.

(2) In accordance with the “Contract of Equipment Mortgage” (No. 2011062801998MA0001), Pledge Agreement (No. 2011062801998PA0001), Contract of Chattel Mortgage (No. 2011062801998MA0002), Management Contract of Securities (No. 2011062801998CMA0001), Deposit Pledge Agreement (No. 20110428062801998PCD0001), Agreement on Account Supervision and Pledge (No. 20110428062801998EA0001), Contract of Guaranty (No. 20110428062801998CG0001), Contract of Guaranty (No. 20110428062801998PG0001), Assignment of Insurance, Power of Attorney, Letter of Confirmation, and any subsequent amendment and supplement agreement thereof,  by and among Your Bank, Handan Hongri, Hebei Wu’an Yuanbaoshan Industry Group Co., Ltd. (“Yuanbaoshan”), and Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd. (“New Wu’an”), repsectively on June 28th, 2011, and any other guarantee documents Your Bank may require to secure Handan Hongri to fully and timely pay the loan under the Loan Contract (altogether “Guarantee Documents”, Loan Contract and Guarantee Document collectively referred to “Transaction Documents”), Handan Hongri, Yuanbaoshan and /or New Wu’an agrees to provide Your Bank the aforementioned security in connection with the Loan Amount and Loan Contract, pursuant to Transaction Documents.

(3) Pursuant to the Entrusted Management Agreement (“Management Agreement”) by and among Our Corporation, Fakei Investment (Hong Kong) Limited and Yuanbaoshan in August 2010, Our Corporation, as manager, agrees to provide management services to Fakei Investment (Hong Kong) Limited, Yuanbaoshan and Handan Hongri, as one party, to be fully responsible for the financial and daily operation of Handan Hongri, including signing and performing any contract;

(4) Unless otherwise defined in this document, the terms in the Transaction Documents apply to this confirmation letter.

Based on the above:

Our Corporation confirms that we have full acknowledgement of every term in the Transaction Documents and knows and agrees to the Loan and every security including, equipment mortgage, goods pledge/mortgage, account pledge, guarantee, and assignment of insurance. We also consent to all the Transaction Documents signed and performed by Handan Hongri and Your Bank, Yuanbaoshan and /or New Wu’an. Additionally, Your Bank has provided detailed explanation of each of the Transaction Documents per our request. Our Corporation and Handan Hongri have no objections to all content under the Transaction Documents. Our Corporation agrees that in the event that Our Corporation and Handan Hongri raise any ambiguity issue with respect to the terms after the execution of the Transaction Documents, an interpretation in favor of your bank should be made.

If Handan Hongri has any breaches under the Transaction Documents, as manager of Handan Hongri, Our Corporation agrees to pay Your Bank the debt in accordance with the Management Agreement.

Our Corporation agrees to bear the joint and several liabilities for any loss of Your Corporation arising from default of the aforesaid confirmation items. Our corporation declares herein: this Confirmation Letter shall be irrevocable, and shall be terminated only when Handan Hongri completely fulfills the liabilities and obligations to Your Bank (including but not limited to the repayment and interests) under the Transaction Documents.

This Confirmation Letter shall be governed and interpreted by the laws of People’s Republic of China (hereinafter referred to as “China”, not including the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province with the aim to confirm the purpose of this Confirmation Letter). Referring to any disputes in relation to this Confirmation Letter, any party may file an action with People’s Court of the place where Your Bank is located. The losing party shall defray all the expenses of the prevailing party arising from the case (including but not limited to the litigation cost, attorney fee etc.)

Simultaneously Our Corporation agrees that any notice, requirement, direction or other document sent to Our Corporation by Your Bank shall be deemed arrival in the situations below: (1) Provided that the documents are sent via the special people or express delivery, it is deemed that they arrive on the day after Your Bank delivers them to the special people or express delivery with the address provided by Our Corporation; (2) Provided that via the facsimile, they arrive when receiving the confirmation signals according to the fax number provided by Our Corporation; or (3) Provided that via mail, they arrive on the third bank working day after the delivery in the form of postage prepayment with the address provided by Our Corporation.

Address for Service:    50 Congtai Road, 1-1-3, Congtai District, Handan City
Nuosen (Handan) Trade Co., Ltd., Attention: Weiru Liu
Post Code:     056002
Fax Number:    0310 5919 074
Designated Communication Telephone Number:    0310 5919 498 or 13730030081

Nuosen (Handan) Trade Co., Ltd. (Seal)
Legal Representative or Authorized Signatory (Signature):
June 28th, 2011